                                                                    EXHIBIT 99.1


AT THE COMPANY:         AT FRB/WEBER SHANDWICK:
Bruce C. Karsk          Marilyn Windsor     Diane Hettwer       Tim Grace
Executive VP and CFO    General Inquiries   Analyst Inquiries   Media Inquiries
402-829-6803            702-515-1260        312-640-6760        312-640-6667


FOR IMMEDIATE RELEASE
MONDAY, OCTOBER 13, 2003

                    LINDSAY MANUFACTURING CO. REPORTS FISCAL
                         FOURTH-QUARTER AND 2003 RESULTS

                COMPANY ACHIEVES RECORD REVENUES FOR FISCAL 2003

OMAHA, NEB., OCTOBER 13, 2003--LINDSAY MANUFACTURING CO. (NYSE: LNN), a leading manufacturer of center pivot, lateral move, and hose reel irrigation systems, today reported its results for the fourth quarter and fiscal year ended August 31, 2003. The company noted that fiscal 2003 marked the second consecutive year of 12 percent or more revenue growth and 20 percent or better earning per share growth.

FOURTH-QUARTER RESULTS

Fourth-quarter fiscal 2003 revenues were $33.0 million compared with $32.5 million for the same prior-year quarter. Net earnings rose to $1.9 million, or $0.16 per diluted share, from $915,000, or $0.08 per diluted share, in prior year's fourth quarter.

Revenues from both the irrigation equipment segment and diversified product segment were slightly higher during the quarter. Fourth-quarter gross margin rose to 24.2 percent from 17.5 percent, aided by a year-end LIFO reserve inventory gain of $660,000. Excluding the LIFO gain, gross margin was 22.2 percent. Operating expenses were higher in the fourth quarter due to increased selling costs as the company added select investments to support domestic and international growth initiatives. Additionally, the company increased its advertising and marketing expenditures during this year's fourth quarter compared with last year.

Lindsay's order backlog at August 31, 2003, improved to $21.9 million compared with $18.9 million at August 31, 2002.

Rick Parod, president and chief executive officer, commented, "Our fourth-quarter results reflect a good performance, even after taking into account significantly lower exports sales to the Middle East. Both our domestic irrigation and our international operations had revenue expansion."

Parod added, "Overall, sales are growing and gross margin is improving. While we are pleased with our progress, we continue to see significant opportunities. We will continue to challenge all of our operations to continuously improve their market and cost positions."

FISCAL 2003 RESULTS

Fiscal 2003 total revenues were $163.4 million, up 12 percent from $145.9 million a year ago. Net earnings increased 20 percent to $12.9 million, or $1.08 per diluted share, in fiscal 2003 compared with $10.7 million, or $0.90 per diluted share, in fiscal 2002.

Irrigation equipment revenues increased by 14 percent to $151.3 million from $132.7 million in the prior fiscal year. Diversified products revenues were $12.1 million compared with $13.2 million in fiscal 2002. Fiscal 2003 gross margin increased to 24.3 percent from 22.6 percent in the prior year. Gross margin rose due to tight manufacturing and raw material cost control, a more favorable product mix, and increased manufacturing throughput. Operating income rose 25 percent to $16.4 million from $13.1 million, as operating margin increased to 10.0 percent from 9.0 percent in fiscal 2002.

Shareholders' equity at August 31, 2003, was $104.3 million, or $8.89 per outstanding common share, compared with $92.4 million, or $7.89 per outstanding common share, at August 31, 2002. Cash and marketable securities at August 31, 2003, were $62.8 million compared with $51.1 million at August 31, 2002. Operating cash flow for the year was $16.3 million compared with $11.6 million for fiscal 2002.

On July 29, 2003, Lindsay announced that it had increased its regular quarterly cash dividend by 43 percent to $0.05 per share from $0.035 per share. The new annual indicated rate is $0.20 per share, up from an annual indicated rate of $0.14 per share.

OTHER INCOME ITEM RESTATED

Lindsay had recorded other non-operating income of $1.7 million during its quarter ended November 30, 2002, in order to account for the previously unrecorded cumulative cash surrender value of certain life insurance policies that had accumulated since 1994. After reviewing this accounting treatment further, Lindsay has revised previously reported quarterly results for fiscal 2003 to record the cumulative cash surrender value as a correction of error in prior periods. Accordingly, last week the company amended its Form 10-Qs for each of the three prior quarters of fiscal year 2003, reducing previously reported first quarter and year-to-date non-operating income by $1.7 million. This reduction in other non-operating income did not impact the financial condition or operating cash flows of Lindsay during fiscal 2003.

FISCAL 2004 OUTLOOK

Parod commented, "Looking ahead to fiscal 2004, we expect continued growth in company-wide revenues and earnings for the year. We anticipate further expansion in our U.S. operations and on the international front, we expect to continue to grow sales in Western Europe, South Africa and Brazil. We also view international as our biggest opportunity to improve sales margins. For the fiscal year, we anticipate double-digit growth in earnings on revenue growth of approximately 8 to 10 percent, excluding acquisitions. Our mission is to be the worldwide leader in providing intelligent water and plant nutrient management systems. We have the strong cash flow and financial flexibility to create shareholder value by pursuing a balance of accretive acquisitions, organic growth opportunities, share repurchase and dividend payments."

FOURTH-QUARTER AND FISCAL YEAR-END CONFERENCE CALL

Lindsay's fiscal 2003 investor conference call is scheduled for 11 a.m. ET today. This call will be simulcast and available over the Internet via the web site www.vcall.com. The webcast will be available for replay for a period of 30 days. Lindsay will have a slide presentation available to augment management's formal presentation, which will be accessible via the company's website at www.lindsaymanufacturing.com.

ABOUT THE COMPANY

Lindsay manufactures and markets Zimmatic, Greenfield, and Perrot center pivot, lateral move and hose reel irrigation systems and GrowSmart controls, all of which are used by farmers to increase or stabilize crop production while conserving water, energy, and labor. The Company also produces large diameter steel tubing and provides outsourced manufacturing and production services for other companies. At August 31, 2003, Lindsay had approximately 11.7 million shares outstanding, which are traded on the New York Stock Exchange under the symbol LNN.

CONCERNING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. Forward-looking statements include the information concerning possible or assumed future results of operations of the Company and those statements preceded by, followed by or including the words "expectation," "outlook," "could," "may," "should," or similar expressions. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

            FOR MORE INFORMATION REGARDING LINDSAY MANUFACTURING CO.,
              SEE LINDSAY'S WEBSITE AT www.lindsaymanufacturing.com



                          - Financial Tables Follow -

                   LINDSAY MANUFACTURING CO. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                            AUGUST 31, 2003 AND 2002

                                                           AUGUST          AUGUST
(IN THOUSANDS, EXCEPT PAR VALUES)                           2003            2002
---------------------------------                        ----------      ----------
                                                         unaudited        unaudited
ASSETS
Current Assets:
  Cash and cash equivalents                              $   15,368      $   12,425
  Marketable securities                                       8,770          13,289
  Receivables, net                                           22,970          23,729
  Inventories, net                                           20,019          15,583
  Deferred income taxes                                       1,743           2,573
  Other current assets                                        1,010             782
                                                         ----------      ----------
  Total current assets                                       69,880          68,381
Long-term marketable securities                              38,674          25,419
Property, plant and equipment, net                           13,889          14,512
Other noncurrent assets                                       8,219           6,406
                                                         ----------      ----------
Total assets                                             $  130,662      $  114,718
                                                         ==========      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                                       $    8,228      $    6,068
  Other current liabilities                                  15,495          13,984
                                                         ----------      ----------
  Total current liabilities                                  23,723          20,052
Pension benefits liabilities                                  2,489           1,688
Noncurrent liabilities                                          159             623
                                                         ----------      ----------
Total liabilities                                            26,371          22,363
                                                         ----------      ----------

Commitments and Contingencies

Shareholders' equity:
    Preferred stock, ($1 par value, 2,000,000 shares
      authorized, no shares issued and outstanding)              --              --
    Common stock, ($1 par value, 25,000,000 shares
      authorized, 17,459,561 and 17,430,348 shares
      issued in August 2003 and 2002)                        17,460          17,430
    Capital in excess of stated value                         2,484           2,472
    Retained earnings                                       174,333         163,265
    Less treasury stock, (at cost, 5,724,069 shares)        (89,898)        (89,898)
    Accumulated other comprehensive gain (loss)                 (88)           (914)
                                                         ----------      ----------
Total shareholders' equity                                  104,291          92,355
                                                         ----------      ----------
Total liabilities and shareholders' equity               $  130,662      $  114,718
                                                         ==========      ==========

                   LINDSAY MANUFACTURING CO. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
          FOR THE THREE MONTHS AND YEAR ENDED AUGUST 31, 2003 AND 2002


                                                          (UNAUDITED)                       (UNAUDITED)
                                                       THREE MONTHS ENDED                   YEAR ENDED
                                                 -----------------------------     -----------------------------
                                                    AUGUST           AUGUST           AUGUST           AUGUST
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)             2003             2002             2003             2002
----------------------------------------         ------------     ------------     ------------     ------------
Operating revenues                               $     32,952     $     32,544     $    163,374     $    145,890
Cost of operating revenues                             24,978           26,862          123,628          112,963
                                                 ------------     ------------     ------------     ------------
Gross profit                                            7,974            5,682           39,746           32,927
                                                 ------------     ------------     ------------     ------------

Operating expenses:
  Selling expense                                       2,756            2,385           10,517            8,804
  General and administrative expense                    2,277            2,295           10,285            8,630
  Engineering and research expense                        671              696            2,578            2,377
                                                 ------------     ------------     ------------     ------------
Total operating expenses                                5,704            5,376           23,380           19,811
                                                 ------------     ------------     ------------     ------------
Operating income                                        2,270              306           16,366           13,116
Interest income, net                                      414              478            1,577            1,647
Other income, net                                         260              394              844              617
                                                 ------------     ------------     ------------     ------------
Earnings before income taxes                            2,944            1,178           18,787           15,380
Income tax provision                                    1,024              263            5,900            4,650
                                                 ------------     ------------     ------------     ------------
Net earnings                                     $      1,920     $        915     $     12,887     $     10,730
                                                 ============     ============     ============     ============


Basic net earnings per share                     $       0.16     $       0.08     $       1.10     $       0.92
                                                 ============     ============     ============     ============

Diluted net earnings per share                   $       0.16     $       0.08     $       1.08     $       0.90
                                                 ============     ============     ============     ============


Average shares outstanding                             11,735           11,704           11,729           11,674
Diluted effect of stock options                           208              210              180              184
                                                 ------------     ------------     ------------     ------------
Average shares outstanding assuming dilution           11,943           11,914           11,909           11,858
                                                 ============     ============     ============     ============


Cash dividends per share                         $      0.050     $      0.035     $      0.155     $      0.140
                                                 ============     ============     ============     ============


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                   LINDSAY MANUFACTURING CO. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE TWELVE MONTHS ENDED AUGUST 31, 2003 AND 2002
                                   (UNAUDITED)


                                                                               August            August
($ in thousands)                                                                2003              2002
----------------                                                            ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net earnings                                                             $     12,887      $     10,730
   Adjustments to reconcile net earnings to net cash provided by operating activities:
      Depreciation and amortization                                                3,525             3,402
      Amortization of marketable securities premiums, net                           (145)             (212)
      Gain on sale of fixed assets                                                   (76)              (78)
      Provision for uncollectible accounts receivable                               (275)              271
      Deferred income taxes                                                          830              (242)
      Stock option tax benefits (expense)                                             32               269
      Equity in net earnings of equity method investments                           (125)             (253)
      Other, net                                                                      --              (268)
   Changes in assets and liabilities:
      Receivables, net                                                             1,034               628
      Inventories, net                                                            (4,436)           (2,720)
      Other current assets                                                         1,211              (308)
      Accounts payable, trade                                                      2,160            (2,177)
      Other current liabilities                                                      510             1,674
      Current taxes payable                                                        1,001               397
      Other noncurrent assets and liabilities                                     (1,881)              450
                                                                            ------------      ------------
   Net cash provided by operating activities                                      16,252            11,563
                                                                            ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property, plant and equipment                                     (2,803)           (2,217)
   Acquisitions of business                                                           --            (4,813)
   Proceeds from sale of property, plant and equipment                                63               206
   Purchases of marketable securities available for sale                         (10,476)               --
   Proceeds from maturities of marketable securities available for sale               --                --
   Purchases of marketable securities held to maturity                           (12,465)          (15,904)
   Proceeds from maturities of marketable securities held to maturity             14,231             7,555
   Equity Investment                                                                  --               (80)
                                                                            ------------      ------------
   Net cash used in provided by investing activities                             (11,450)          (15,253)
                                                                            ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of common stock under stock option
     plan, net of repurchases and cancellations                                       10               186
   Dividends paid                                                                 (1,818)           (1,631)
                                                                            ------------      ------------
   Net cash used in financing activities                                          (1,808)           (1,445)
                                                                            ------------      ------------

   Effect of exchange rate changes on cash                                           (51)              (15)
   Net increase (decrease) in cash and cash equivalents                            2,943            (5,150)
   Cash and cash equivalents, beginning of period                                 12,425            17,575
                                                                            ------------      ------------
   Cash and cash equivalents, end of period                                 $     15,368      $     12,425
                                                                            ============      ============